Exhibit 3.81

State of Delaware
Office of the Secretary of State
     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DR PEPPER COMPANY” FILED IN THIS OFFICE ON THE TWENTY THIRD DAY OF APRIL, A.D. 1993, at 9 O’ CLOCK A.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

/s/ William T. Quillen
William T. Quillen, Secretary of State
	AUTHENTICATION:	*3870928

733113002	DATE:	04/23/1993

CERTIFICATE OF INCORPORATION
OF
DR PEPPER COMPANY
* * * * *
     1. The name of the corporation is:
DR PEPPER COMPANY
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000)

and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00)
     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.
     6. The name and mailing address of the incorporator is:
T. L. Ford
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of April, 1993.

T. L. Ford T. L. Ford

     Received for Record
          Paulette Sullivan-Moore, Recorder.

STATE OF DELAWARE	:
: SS. :
NEW CASTLE COUNTY	:
     Recorded in the Recorder’s Office at Wilmington, Vol.      Page      &c., the      day of         , A. D. 1993.
     Witness my hand and official seal.
Paulette Sullivan-Moore
Recorder.

STATEMENT
OF
SOLE INCORPORATOR
OF
DR PEPPER COMPANY
* * * * *
     The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
     1. The following person was elected as a director to hold office until the first annual meeting of stockholders or until his successor is elected and qualified:
Nelson A. Bangs
     2. That the sole director was authorized to make and adopt the by-laws of the corporation and, in his discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board and as may be permitted by law.

Dated, April 23rd, 1993.

T. L. Ford
T. L. Ford